Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-204983) on Form S-8 and Registration Statement (No. 333-210390) on Form S-3 of Superior Drilling Products, Inc. and subsidiaries of our report dated March 30, 2016, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Superior Drilling Products, Inc. and subsidiaries for the year ended December 31, 2015.

/s/ Hein & Associates LLP

Dallas, Texas

March 30, 2016